Exhibit 10.2

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made and entered into as of the 1st day of September, 2005, between Streicher Mobile Fueling, Inc., a Florida corporation (the “Company”) and the investors listed on Exhibit A (each, a “Purchaser” and collectively, the “Purchasers” and, together with the Company, the “Parties”) and is delivered and executed in connection with the Company’s sale of Units (as defined below).

1. DESCRIPTION OF UNITS.

(a) This Agreement sets forth the terms and conditions under which each Purchaser will purchase such number of Units as set forth opposite such Purchaser’s name on Exhibit A (the “Transaction”). The purchase price for each Unit is $500,000. Each Unit shall consist of: (i) a $500,000 aggregate principal amount 10% promissory note due August 31, 2010 in the form attached as Exhibit B (the “Note”), to be collateralized by a first priority security interest on the collateral described in the next sentence (the “Collateral”) and (ii) a warrant to purchase 50,000 shares of the Company’s common stock, $.01 par value (“Common Stock”), in the form attached as Exhibit C (the “Warrant”). The exercise price of the Warrant shall be a per share price equal to the closing bid price of the Common Stock on Nasdaq on the business day preceding the Closing Date; provided, however, that under no circumstances shall such price be less than the fair market value of the Common Stock on such date as determined by Nasdaq Stock Market Rule 4350(i)(1)(D)(i) or any successor rule. The Collateral will consist of specified physical assets (excluding any form of inventory) to be owned by the Company or a wholly owned subsidiary of the Company upon consummation of the Company’s next material acquisition (the “Acquisition”) to the extent such assets are not subject to the first priority security interest on the Company’s assets held by Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) (“Wachovia”).

(b)  The offer and sale of Units by the Company is limited to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

(c) Except with respect to the Collateral, each Purchaser acknowledges that the payment of principal and interest on the Note will be subordinated (i) to the rights and interests of Wachovia pursuant to and in connection with, and the payment of all existing and future amounts owed by the Company to Wachovia under, the Loan and Security Agreement by and between Wachovia and the Company dated September 26, 2002, as amended (the “Loan Agreement”) and (ii) to any other credit facility into which the Company may subsequently enter to replace the Loan Agreement requiring that the lender rank in a senior position to other debt of the Company (the “Replacement Facility” and, together with the Loan Agreement, the “Permitted Debt”). The Purchasers and the Company acknowledge that the Note will be expressly subject to the terms and conditions of that certain Subordination Agreement effective as of January 21, 2003, by and among Wachovia, the Company and certain other parties as if Purchaser were a subordinating party thereto. Upon request, each Purchaser will execute and deliver such other documents and instruments as Wachovia or any current or subsequent commercial lender may reasonably request to acknowledge and effect the foregoing subordination.

2. OFFER.

(a) Each Purchaser, by signing this Agreement, (i) agrees to abide by, and be subject to, all applicable terms and conditions of the Note and the Warrant and (ii) offers to purchase the aggregate principal amount of Units, and for the aggregate purchase price, as set forth opposite such Purchaser’s name on Exhibit A (each such purchase price, an “Investment Amount” and collectively the “Investment Amounts”).

(b) The Company shall have the right, in its sole and absolute discretion, to reject or accept each Purchaser’s offer to purchase Units pursuant to this Agreement. If the Company accepts Purchaser’s offer, the Company shall execute this Agreement and return a copy of the Agreement, and issue an original Note and an original Warrant, to Purchaser. If the Company rejects Purchaser’s offer, the Company shall return to Purchaser this Agreement, together with any payment made by Purchaser to the Company, without interest or deduction.

3. CLOSING. The purchase and sale of the Units shall take place immediately upon execution of this Agreement and tender of the Investment Amounts (the “Closing”). Purchasers’ tender of the Investment Amounts shall constitute an agreement by the Purchasers to close.

4. RECEIPT OF DOCUMENTS. Purchaser acknowledges receipt of a copy of: (a) this Agreement; (b) the Note; (c) the Warrant; (d) the form of Indenture attached as Exhibit D by and between the Company and indenture trustee for the holders of the Notes (the “Trustee”), dated of even date herewith (the “Indenture”); (e) the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 (the “10-K”); (f) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “10-Q”); and (g) the form of Security Agreement attached as Exhibit E by and between the Company and Trustee, to be executed upon consummation of the Acquisition (the “Security Agreement”); (collectively, the “Documents”). The 10-K, 10-Q and Proxy were furnished to the Purchasers via EDGAR.

5. USE OF PROCEEDS; NO REFUNDS. The Investment Amounts shall be used by the Company: (a) to pay some or all of the cash portion of the Acquisition; and to the extent there are any remaining Investment Amounts, (b) for general working capital purposes. Upon execution and delivery of this Agreement by the Company to each Purchaser, the Investment Amounts shall not, under any circumstances, be refunded to such Purchaser.

6. ADDITIONAL DEBT. The Company agrees that, after the Closing, it shall not issue any new or replacement debt, except for Permitted Debt, which ranks senior in any respect to the Notes, without the prior written approval of the holders of at least sixty-six and 2/3 percent (66 2/3%) of the principal amount of the Notes. Nothing herein shall be deemed to impair or prevent the Company from incurring additional debt after the Closing, provided, however, that all such future debt must be expressly subordinated to the Permitted Debt.

7. CONDITIONS PRECEDENT. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company to close the Transaction shall be contingent upon the following:

(a) consent of Wachovia to the offering and the issuance of the Notes and the Warrants; and

(b) consent of the holders of a majority of the principal amount outstanding of the Company’s 10% Senior Secured Notes due August 28, 2008 and the Company’s 10% Senior Secured Notes due January 24, 2010, to the offering and the issuance of the Notes and the Warrants.

8. BOUND BY INDENTURE AND SECURITY AGREEMENT. By execution of this Agreement, Purchaser agrees that it will execute and be bound by the terms and conditions of the Indenture and the Security Agreement upon consummation of the Acquisition.

9. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Each Purchaser represents and warrants to the Company as follows:

(a) Purchaser, either alone or through Purchaser’s representative, as that term is defined under Rule 501(h) of Regulation D under the Securities Act (the “Purchaser’s Representative”), if any, has had an opportunity to ask questions of, and receive answers from, duly designated representatives of the Company concerning the terms and conditions of this Agreement and has been afforded an opportunity to examine such documents and other information which Purchaser or Purchaser’s Representative, if any, has requested for the purpose of answering any question Purchaser or Purchaser’s Representative, if any, may have concerning the business and affairs of the Company.

(b) Purchaser’s principal residence or domicile is located in the State set forth opposite such Purchaser’s name on Exhibit A. Purchaser has received and reviewed this Agreement and the Documents and acknowledges the Company made available to Purchaser and Purchaser’s Representative, if any, at a reasonable time prior to the execution of this Agreement, the opportunity to ask questions and receive answers concerning the business and affairs of the Company and the terms and conditions of the sale of the Units, the Notes, the Warrants and the shares of Common Stock which may be obtained by exercise of the Warrants (collectively, the “Securities”) as contemplated by this Agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to Purchaser or Purchaser’s Representative, if any. Purchaser (i) is able to bear the loss of its entire investment without any material adverse effect on its economic stability, and (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by Purchaser pursuant to this Agreement.

(c) Purchaser and Purchaser’s Representative, if any, understand that the Securities are being offered and sold only to “accredited investors” (as that term is defined under Rule 501(a) of Regulation D), and Purchaser represents that Purchaser is an accredited investor. Purchaser and Purchaser’s Representative, if any understand the Company is relying on Purchaser with respect to the accuracy of this representation. Purchaser has completed and returned a copy of Schedule A and Purchaser represents that the statements made therein are complete and accurate.

(d) Purchaser and Purchaser’s Representative, if any, understand that this Agreement may not comply with the information requirements of Regulation D for offers and sales to non-accredited investors (see Regulation D, Rule 502(b)), and, consequently, Purchaser understands the significance of its representation to the Company that Purchaser is an accredited investor. Purchaser and Purchaser’s Representative, if any, acknowledge that they were encouraged by the Company to request all additional information which might be material or important in order for Purchaser to make an informed investment decision with respect to the Company.

(e) The Securities are being purchased for investment purposes only for such Purchaser’s own account and not with the view to, or for resale in connection with, any distribution or public offering. Purchaser and Purchaser’s Representative, if any, understand that the Securities have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon the representation by Purchaser. Purchaser and Purchaser’s Representative, if any, understands that the Securities may not be transferred or resold without the prior approval of the Company, which approval shall be granted so long as the proposed transfer or resale does not violate state or federal securities laws or this Agreement.

(f) Purchaser and Purchaser’s Representative, if any, have carefully read this Agreement, the Documents and the other information furnished to Purchaser by the Company in connection with this Agreement.

(g) Purchaser was not solicited to purchase the Securities by any means of general solicitation, including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio; or (ii) any meeting where attendees were invited by any general solicitation or general advertising.

(h) Purchaser and Purchaser’s Representative, if any, are aware that the placement agent for the Transaction, Philadelphia Brokerage Corporation, will receive (i) a cash commission equal to four percent (4%) of the aggregate Investment Amounts and (ii) Warrants to purchase 10,000 shares of Common Stock for every Unit ($500,000) sold in the Transaction as compensation for its efforts in advising the Company with respect to the Transaction.

(i) Purchaser and Purchaser’s Representative, if any, are aware that the Units, including the shares of Common Stock issuable upon exercise of the Warrant (“the Warrant Stock”), are and will be, when issued, “restricted securities,” as that term is defined in Rule 144 of the rules and regulations promulgated under the Securities Act. Purchaser and Purchaser’s Representative, if any, are aware of the applicable limitations on the resale of the Warrant Stock. Rule 144 only permits sales of “restricted securities” held for at least one year and in transactions which otherwise comply with the requirements of such Rule. Purchaser and Purchaser’s Representative, if any, acknowledge that, if Rule 144 is available to Purchaser for the sale of the Warrant Stock, Purchaser may make only routine sales of the Warrant Stock in limited amounts in accordance with the terms and conditions of Rule 144. Purchaser and Purchaser’s Representative, if any, are aware that while there is a trading market for the Common Stock on the Nasdaq Small Cap Market, the trading price for the Common Stock has been highly volatile, the Common Stock has sometimes been thinly traded and, while the Company currently meets the public information requirements of Rule 144, there is no guarantee that it will do so at any time in the future.

(j) Purchaser and Purchaser’s Representative, if any, understand that, in the absence of an effective registration statement covering the shares at the time of issuance, any and all certificates representing the Warrant Stock shall bear a legend substantially as follows, which legend Purchaser has read and understands:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF COUNSEL TO THE ISSUER.

(k) Purchaser and Purchaser’s Representative, if any, acknowledge and warrant that, in making this investment decision, they have made their own independent assessment of the merits and risks of an investment in the Securities based on their examination and evaluation of the Company, its business, operations, financial condition, future prospects and the skills and qualifications of its officers, directors and employees. Purchaser and Purchaser’s Representative, if any, have consulted Purchaser’s own attorney, business or tax advisors for legal, business or tax advice concerning an investment in the Securities and have not relied on the Company.

(l) Purchaser and Purchaser’s Representative, if any, represent and warrant that, except as set forth in this Agreement and in the Documents, no representations or warranties have been made to the Purchaser or Purchaser’s Representative, if any, by the Company or any agent, employee, representative or affiliate of the Company and that, in entering into this transaction and subscribing for Units, neither the Purchaser nor the Purchaser’s Representative, if any, is relying on any information other than that contained in this Agreement, the Documents, and other written information obtained from the Company in the course of the independent investigation by Purchaser or Purchaser’s Representative, if any.

(m)  Purchaser and Purchaser’s Representative, if any, acknowledge that at such time, if ever, as the Warrant Stock is registered with the Securities and Exchange Commission, sales of such securities will still be subject to federal and state securities laws which may require, among other things, Purchaser’s Warrant Stock to be sold through a registered broker-dealer or in reliance upon an exemption from state registration.

(n) Purchaser and Purchaser’s Representative, if any, represent and warrant that Purchaser can bear the economic risk of loss of Purchaser’s entire investment in the Company. Purchaser and Purchaser’s Representative, if any, understand that an investment in the Company involves substantial risks, including, without limitation, those described in the Documents, including but not limited to the PPM, the 10-K and the 10-Q.

10. INDEMNIFICATION BY PURCHASER. Purchaser agrees that it shall indemnify and hold harmless the Company and its officers, directors, employees, agents and professional advisors from and against any and all loss, damage, liability, or expense, including costs and reasonable attorneys’ fees, that any one or more of the foregoing may incur by reason of, or in connection with, any (i) misrepresentation, inaccurate statement or material omission or (ii) breach of any warranties or failure to fulfill any covenants, agreements or obligations, by Purchaser or Purchaser’s Representative, if any, in this Agreement.

11. AUTHORIZATION. Purchaser authorizes the Company and its officers, employees and agents to investigate Purchaser’s personal and business background including, without limitation, communication with any employer, former employer, business associate, government agency, bank or other credit reference. Purchaser authorizes any person, organization or entity that may have any knowledge or information concerning Purchaser’s personal or business background to provide such information to the Company as the Company may request.

12. NO BROKERS OR FINDERS. Other than the compensation to be paid to Philadelphia Brokerage Corporation, no person, firm or corporation has or will have, as a result of any act or omission by such Purchaser, any right, interest or valid claim against Purchaser or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

13. MISCELLANEOUS.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida. The Parties submit to the exclusive jurisdiction of the courts located in Broward County, Florida, with respect to any dispute arising under this Agreement and the transactions contemplated hereby.

(b) This Agreement, the Note and the Warrant, together with the executed Indenture and the Security Agreement, will contain the entire agreement between the Company and Purchaser with regard to the subject matter hereof and may not be modified or waived except in a writing signed by both the Company and all parties to each such agreement; provided, however, that Trustee shall not consent to any such amendment without the prior written consent of the holders of at least sixty-six and 2/3 percent (66 2/3%) of the principal amount of the Notes.

(c) The headings of this Agreement are for convenience and reference only, and shall not limit or otherwise affect the interpretation of any term or provision hereof.

(d) This Agreement and the rights, powers, and duties set forth herein shall, except as otherwise expressly provided, be binding upon and inure to the benefit of, the heirs, executors, administrators, legal representatives, successors, and assigns of the Parties.

(e) This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the Purchaser or the Company without the prior written consent of the other Parties, except (i) in the case of the Company, by operation of law in connection with a merger, consolidation or sale of substantially all of its assets or (ii) in the case of a Purchaser, (1) to any Affiliates (as defined below) of the Purchaser or (2) to partners, members, beneficiaries or other equity interest holders of the Purchaser; provided, that in each case referred to in (1) and (2) above, the third party transferee would have been eligible to be an original purchaser of Units pursuant to this Agreement and executes a counterpart signature page hereto becoming a “Purchaser” hereunder, subject to all of the rights and obligations of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. “Person” means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof. “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such Person.

(f) This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing expressed or implied in this Agreement shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights hereunder.

(g) If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

(h) This Agreement shall be construed in accordance with its intent and without regard to any presumption or any other rule requiring construction against the party causing the same to be drafted.

(i) If any provision of this Agreement, or any portion of any provision, shall be deemed invalid or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect the enforceability and validity of the remaining provisions.

(j) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreement. Signatures to this Agreement may be transmitted by facsimile and such transmission shall be deemed to be an original.

[Signature page follows.]

In Witness Whereof, the Parties have caused this Agreement to be executed by their respective duly authorized officers or persons as of the date first set forth above.

Streicher Mobile Fueling, Inc.

By: ___________________________________
Richard E. Gathright,
President and Chief Executive Officer

Purchasers

_________________________________________

Print Name: ______________________________
Address:     ______________________________
                     ______________________________
Phone:         ______________________________

Fax:              ______________________________

SSN/EIN:     ______________________________

_________________________________________

Print Name: ______________________________
Address:     ______________________________
                     ______________________________
Phone:         ______________________________

Fax:              ______________________________

SSN/EIN:    ______________________________

Purchasers (Continued)

_________________________________________

Print Name: ______________________________
Address:     ______________________________
                     ______________________________
Phone:         ______________________________

Fax:              ______________________________

SSN/EIN:     ______________________________

_________________________________________

Print Name: ______________________________
Address:     ______________________________
                     ______________________________
Phone:         ______________________________

Fax:              ______________________________

SSN/EIN:    ______________________________

_________________________________________

Print Name: ______________________________
Address:     ______________________________
                     ______________________________
Phone:         ______________________________

Fax:              ______________________________

SSN/EIN:    ______________________________